Exhibit (a)(1)(K)

NICE Stock Options Exchange Offer

Dear Colleagues,

We are pleased to present our stock option exchange program that provides you the opportunity to exchange some of your existing stock options with a stock-based vehicle. This vehicle is designed to enable you to benefit from NICE's growth and success over time.

We believe that the main driver to our success is our people and that this plan is the right tool to express NICE's Management and Board of Directors confidence in your contribution to NICE's success.

The team site provides details about the exchange plan and we encourage you to review this material carefully before you make an informed decision by no later than August 5th.

Please be aware that a detailed "Exchange Offer" document has been submitted to the SEC and you are welcome to review the full document.

Shuli Sharabani Ishai
Corp. VP, HR

Dafna Gruber
CFO

Click on the buttons on the right to learn more about the process and to submit your decision not later then August 5, 2009

Let's restore your stock options promise

- Exchange Offer
- USA
- HK&UK
- Israel
- What do I need to do?
- Forms
- 1st time log in
- Glossary

Links

- On Line Acceptance - Tamir Fishman web site
- Official Exchange Offer

Add new link

Exchange Offer

Exchange Offer– “From Options to Shares”

What does it mean?

Each participant received an offer to exchange relevant outstanding options for Restricted Share
Units (USA only) OR “Par Value options” (Israel, HK or UK) based on a  3:1 ratio:

Every 3 “old” option can be exchanged for 1 RSU / “Par value” option

The new RSU /Par value options will be subject to a new vesting schedule of 4 years (25% each year) which will start upon the expiration of the exchange period – August 5, 2009 (unless extended)

What are RSUs/Par Value options?

RSU: Restricted Share Unit– A right to purchase a share at a price per share of 1.00 NIS (~$0.25)

Par value Options: Options with an exercise price per share equal to the share Par Value of 1.00 NIS  (~$0.25)

It means you have a guaranteed value – whether the share price goes up or down

2

Exchange Offer– “From Options to Shares”

Who is eligible?

Any active employee, who is a resident of Israel; USA; UK or HK (including an employee on a leave of absence or maternity leave) who is not on notice during the Exchange Offer period, excluding some executive officers and all members of the
Board of Directors.

Which options are effected?

All options with an exercise price higher than $30.00 (excluding the Sept. 2, 2008 grant), are eligible for the exchange. Each relevant grant is eligible for election separately, so that those who have more than one grant will have the ability to make a decision on a grant-by-grant basis.

What will happen to the options with an exercise price lower than $30?

As we strongly believe in the future of the company and its growth, options with an exercise price below $30.00 are not included in this program

3

RSU / Par Value Options – What does it mean?

IMPORTANT NOTE:

The above examples are for illustrative purposes and should not be construed as Investment Advice. Additionally, these examples reflects the gross value (i.e. give effect to the option exercise price or the Par value purchase price ) but do not include the impact of Tax laws to the extent that they may govern each individual employee, for example (but not limited to):

The amount of Taxes chargeable on the expected Gross Value;

The timing of these Taxes falling due or the mechanism of their collection; and

The impact of the length of holding periods or other factors on the rates of Tax so charged

Options

RSU/Par Value Options

Quantity

1,000

333

Exercise Price

34.78

0.25

Future Share Price

60.00

60.00

Expected Gross Value

25,220

19,897

Options

RSU/Par Value Options

Exercise Price

34.78

0.25

Future Share Price

45.00

45.00

Expected Gross Value

10,220

14,902

Options

RSU/Par Value Options

Exercise Price

34.78

0.25

Future Share Price

15.00

15.00

Expected Gross Value

0

4,912

4

The information contained in this Communication has been derived from the applicable decision of the Board of
Directors, the Offer to Exchange filed with the SEC on June 23, 2009 and the terms of the Company’s various Share
Incentive Plans (collectively the “Materials”).

Where there is a discrepancy between this Communication and the Materials, the contents within the Materials govern.
All of the contents of the Communication are also subject to applicable Law, which may change from time to time.

We strongly recommend that you consult with your personal tax and financial advisors before deciding whether or not to participate in the Exchange Offer with respect to the tax consequences of exchanging your Eligible Options.

You should consider the local, state, federal and foreign tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances.  For example, if you are a resident of or subject to the tax laws in more than one country, there may be additional or different tax and social insurance consequences and other restrictions that apply to you.  The Company is not responsible for any adverse tax or other financial consequences that may result from your voluntary participation in the offer, irrespective of the source of or reason for any such negative consequences.

General Disclaimer

5

USA Employees

What am I being offered? You are being offered to exchange your options having an exercise price higher than $30 (excluding the September 2, 2008 grant) with Restricted Share Units.

Will there be any change in the quantity of options? Yes. Since the offer is to exchange current options with Restricted Share Units (RSU), the exchange ratio will be 3 relevant “old” options for 1
RSU.

        For example : If you have outstanding options to acquire 3,000 shares of the company, with an exercise price of $34.78, you are offered to exchange such options for 1,000 Restricted Share Units with a purchase price of 1.00 NIS
(approximately $0.25) each.

Will there be any change in the options vesting schedule?  Yes. The RSUs will vest over 4 years
(25% each year) starting on August 5, 2009.

Are there any tax implications? Please refer to the US Federal Income Tax Consequences section within the Offer to Exchange. You should consider the local, state, federal and foreign tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances  together with your personal tax advisers.

Exchanging Options to RSU

2

For Federal Income Tax purposes,
RSU’s are taxed at the time of vesting

For Federal Income Tax purposes, options are taxed at the
time of exercise

Tax

What are the differences between Options and RSUs?

Not applicable

Usually 6 years from the grant date

Expiration Date

Vests over 4 years, 25% at end of each
year

Usually vests over 4 years, 25% at the end of the 1st year
and 6.25% each quarter thereafter

Vesting Schedule

Always has a value

Only when market price is higher than grant price

Benefit Value

Share Par Value = 1.00 NIS (~$ 0.25)

Usually the fair market value of the share on the grant date

Exercise Price /
Payment

Restricted Share Unit

Option

Subject

Exchange Offer Comparison

Not applicable

6 years from grant date

Expiration Date

New vesting schedule of 4 years

(25% at the end of each year)

Current vesting

Vesting Schedule

1/3 of the outstanding options

Current outstanding

Quantity

1.00 NIS (~$ 0.25)

> $30.00

Exercise Price

Exchange Offer

Current Status

Subject

3

Israel Employees

What am I being offered? You are being offered to exchange your options with an exercise price higher than $30 (excluding the September 2, 2008 grant) to Par value Options

Will there be any change in the quantity of options? Yes. Since the offer is to exchange current options with “Par Value Options” (options with an exercise price of 1.00 NIS), the exchange ratio will be 3 relevant “Old” options for 1 “Par value Option”.

        For example: If you have 3,000 outstanding options, with an exercise price of $34.78, you will be offered to replace them with 1,000 “Par Value Options” with an exercise price of 1.00 NIS.

Will there be any change in the options vesting schedule?  Yes. The Par Value Options will vest over
4 years (25% at the end of each year) starting on August 5, 2009 (unless the offer is extended).

Tax on the exchange to “Par value” Options: For a detailed explanation, please see the section “Israeli Income
Tax Consequences ” within the Offer to Exchange. Whilst we have no guarantee, we expect that the Israeli Tax Ruling will generally determine that

That the exchange of the options will not be treated as a taxable event

The Minimum Trust Period determined under Section 102 will start again at the date that your options were subject to the exchange

In order to benefit from the ruling you will have to sign a consent form within a prescribed time period.

Exchange Options to “Par Value Options”

2

Will start again from August 5, 2009
(unless the offer is extended)

Started at the date of your original grant

102 Tax Section -

“Minimum Trust
Period” of two years

“Par Value Options”

Option

Subject

Vests over 4 years, 25% at end of each
year

Usually vests over 4 years, 25% at the end
of the 1st year and 6.25% each quarter thereafter

Vesting Schedule

Always has a value

Only when the market price is higher than grant price

Benefit Value

Share Par Value = 1.00 NIS (~$ 0.25)

Usually the fair market value of the share on the grant date

Exercise Price

What are the differences between Options and “Par” Options? *

See example

Where the Minimum Trust Period has been met, a
greater proportion of the gain can benefit from
being taxed at the lower capital gains rates
(currently 25%)

Tax Implications

Exchange Offer

Current Status

Subject

2015

6 years from grant date

Expiration Date

New vesting schedule of 4 years

(25% at the end of each year)

Current vesting

Vesting Schedule

1/3 of the outstanding options

Current outstanding

Quantity

1.00 NIS (~$ 0.25)

> $30.00

Exercise Price

Exchange Offer Comparison

*   “Par Value Options”- Options with an exercise price = stock Par Value (NIS 1.0 / $0.25)

3

Israel Taxes on Par Value Options

$0.25

$24

$34

Exercise Price

30 Day Average Market Price

as of August 5, 2009

Market Value at
Exercise

Ordinary income tax rates plus social security

(including National Health Insurance)

Capital Gains Tax Rate 25%

Illustrative Example:

You where granted 4,000 “Par” Options and the ”30 day Average Market Price”  was $24.

After 1 year:

You will be able to sell 1,000 option (with a total exercise price of 1,000 NIS) at the market price and will pay full income tax and social security payments on your gain.

After 2 years:

 You can sell 2,000 options (with a total exercise price of 2,000 NIS) at the market price.

 For this example we will assume that share market price is $34

 You will pay regular income tax and social security (including National Health Insurance) on $(24-0.25) x 2,000 = $ 47,500
estimated gain $23,750

 You will pay 25% capital gain on  ($34 - $24) x 2,000 gain               estimated gain $15,000

 Total estimated gain: $38,750

4

UK and HK Employees

What am I being offered? You are offered to exchange your options with an exercise price higher than
$30 (excluding the September 2, 2008 grant) to Par Value Options.

Will there be any change in the quantity of options? Yes. Since the offer is to exchange current options with “Par Value Options”, the exchange ratio will be 3 relevant “old” options for 1 “Par value
Option”.

        For example: If you have 3,000 outstanding options, with an exercise price of $34.78, you will be offered to exchange them with 1,000 “Par value Options” with exercise price of 1.00 NIS (~$0.25).

Will there be any change in the options vesting schedule?  Yes. The “Par value” Options will vest over 4 years (25% each year) starting on August 5, 2009 (unless the offer is extended).

Tax rules on “Par value” Options:  Please refer to the UK and HK Tax Consequences section within the Offer to Exchange.

Exchange Options to “Par Value Options”

2

Usually 6 years from the grant date

Usually 6 years from the grant date

Expiration Date

“Par Value Options”

Option

Subject

Vests over 4 years, 25% at end of each
year

Usually vests over 4 years, 25% at the end of the
1st year and 6.25% each quarter thereafter

Vesting Schedule

Always has a value

Only when market price is higher than grant price

Benefit Value

Share Par Value = 1.00 NIS (~$ 0.25)

Usually the fair market value of the share on the grant date

Exercise Price

What are the differences between Options and Par Value Options?*

Exchange Offer

Current Status

Subject

2015

6 years from grant date

Expiration Date

New vesting schedule of 4 years

(25% at the end of each year)

Current vesting

Vesting Schedule

1/3 of the outstanding options

Current outstanding

Quantity

1.00 NIS (~$ 0.25)

> $30.00

Exercise Price

Exchange Offer Comparison

*   “Par Value Options”  - Options with exercise price = share par value (NIS 1.0 / $0.25)

3

What do I need to do?

To participate in the Exchange Offer, you must actively elect to participate. If you do not elect to participate, you will have rejected the offer and your options will remain the same.

What do I need to do to participate in the Exchange Offer?

1.

Get your “Username” and Password from your HR contact

2.

View your options status: Login to the Tamir Fishman web site following the “1st time log in instructions” and view your previous and suggested equity status

3.

For USA, UK and HK employees:

Electronically submit your Web election form (on a grant by grant basis) no later than 4:00 PM, EDT On August
5, 2009. Alternatively you may submit your election form via fax to Tzur Tamir at +972-9-743-7488

If you would like to withdraw your consent, you can do so by using the electronic Web notice of withdrawal.
Alternatively you may submit your withdrawal via fax to Tzur Tamir at +972-9-743-7488

4.

For Israel employees:

Download and sign the   paper election form

Submit your signed form to your HR contact person not later than August 5, 2009 4 PM EDT.

If you would like to withdraw your consent, you can do so using the paper withdrawal form

5.

What will happen if I don’t complete and submit the election form on time?

             If you do not complete and submit the election form by 4:00 PM EDT, on August 5, 2009 (unless the offer is extended), it will be viewed as if you rejected the offer and your options will remain the same.

2

What do I need to do to participate in Exchange Offer?

Withdrawal via the web or
by fax (per grant) if needed

Submit an election form
via the web

(per grant) or by Fax

Notice of Withdrawal
submit to HR, if needed

Download an
acceptance form for
the exchange and a 102
consent form

Sign and submit to HR
all documents

View your Options status on the
www.Tamirfishman.com

The Exchange Offer is to be accepted

no later than 4:00 PM EDT, on August 5, 2009 (Unless extended)

Israel Employees

Non-Israeli Employees

Get a username and
password from HR

3

1st time log in

TAMIR FISHMAN
The Smart Way

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SOP Home
ESOP Status
ESPP Status
RSA/RSU Status
Exercise & Trade Limitations
Open Orders
Order History
Forms
Exchange Plan
SOP Home
SOP
ESPP
RSA/RSU
Grant Number
Grant Date dd/mm/yyyy
Exercise Price
Exercisable Units
Shares
Shares Subject to tax
Grant Info
Exercise Now
9994
11/02/1998
10.0000 NIS
-47000
0
50000
Test108
20/11/2004
5.3000 USD
75000
0
0
AUDC
31/12/2004
10.0000 USD
0
2000
0
audc1
30/06/2005
17.0000 NIS
600
0
0

Exchange Plan
Current
New
Grant Info
Grant Number
Type
Exercisable
Outstanding
Exercise Price
Expiration Date dd/mm/yyyy
Type
Outstanding
Exercise Price
Vesting Schedule
Expiration Date dd/mm/yyyy
Exchange Status
Acceptance /Withdraw Form
9994
ESOP
95,000
95,000
33.0000 USD
12/06/2009
RSU
31,667
0.2500 USD
25% each year
04/08/2015
9996
ESOP
21,690
21,690
0.0090 USD
15/02/2012
ESOP
21,690
0.0090 USD
Per Original Grant
15/02/2012
9995
ESOP
29,850
29,850
30.2500 USD
02/09/2018
ESOP
29,850
22.5300 USD
Per Original Grant
02/09/2018

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Enter the “Exchange
Plan”

View your equity package and decide if you
want to accept the exchange offer

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Exchange Pl

Current							New						
Grant Info	Grant Number	Type	Exercisable	Outstanding	Exercise Price	Expiration Date dd/mm/yyyy	Type	Outstanding	Exercise Price	Vesting Schedule	Expiration Date dd/mm/yyyy	Exchange Status	Acceptance /Withdraw Form
	9994	ESOP	95,000	95,000	33.0000 USD	12/06/2009	RSU	31,667	0.2500 USD	25% each year	04/08/2015		
	9996	ESOP	21,690	21,690	0.0090 USD	15/02/2012	ESOP	21,690	0.0090 USD	Per Original Grant	15/02/2012		
	9995	ESOP	29,850	29,850	30.2500 USD	02/09/2018	ESOP	29,850	22.5300 USD	Per Original Grant	02/09/2018	✓	

Grant Info – Press to view the grant vesting schedule

Type – Type of equity vehicle (Options; RSU: "Par Value Options")

Exercisable – Vested outstanding options which can be exercised

Outstanding – The total amount of options / Shares which have not been exercised or canceled (whether vested or not)

Exercise Price – The price paid by the employee in order to purchase a single share from the Options / Shares award

Vesting Schedule – The dates on which a portion of the Options / Shares become exercisable

Exchange Status: If marked V you accepted the tender offer

If marked empty you did not accept the tender offer

Acceptance / Withdraw Form – Click this button and the relevant form will be open

Legal disclaimer

"Note that in order for your election to exchange your eligible option grants to be effective, you must complete, execute and submit or deliver, either electronically or in writing an **election form** and any other required documents, by August 5, 2009. In the event that you fail to provide a completed and duly executed election form by such date, you will not be able to participate in the exchange offer."

Tax disclaimer

The transactions described herein may have Tax consequences in your country of residence and/or citizenship.

You are reminded that, in accordance with the various equity based compensation plans, you are responsible for all Tax consequences in respect of your awards.

You are also reminded that the law can change at any time, possibly retroactively, so you are advised to consult with your own suitably qualified independent Tax adviser with respect to the Tax consequences of the transactions described herein before proceeding.

Further information can be obtained from the **tender offer** NICE Systems had filed with the SEC on June 15, 2009 and by reading the **Employee Communication**.

Current status

Post process status

To accept/withdraw the offer, on a grant
by grant basis, Click on the relevant
button

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NICE-SYSTEMS LTD.

ELECTION FORM- WEB SUBMISSION

A list of all of your options appears in the report available in your personal account with Tamir Fishman available at (http://www.tamirfishman.com). The list includes, to the extent applicable to you, (a) those options granted before September 1, 2008, that have an exercise price greater than $30.00 per share (the "Eligible Options"), and (b) all other options, if applicable (which options are not eligible for exchange). You may obtain your password from your Human Resources representative.

To validly surrender Eligible Options for exchange, you must properly submit the Election Form according to the Instructions at the end of this Election Form, and click "Validate and Submit" to indicate your acceptance of the offer. If you wish to participate in the offer you may accept this offer only with respect to all of your listed Eligible Options on a grant-by-grant basis, with all or none of the options subject to each grant surrendered. If you exit from this page without clicking "Validate and Submit", you will NOT have made an election. The deadline for receipt of this Election Form is no later than 4:00 P.M., Eastern Daylight Time, on August 5, 2009.

Neither the contents of this Election Form nor the Offer to Exchange have been reviewed by any regu... advised to exercise caution in relation to this Election Form and the Offer to Exchange. If you are in ... to Exchange, you should obtain independent professional advice.

To: NICE-Systems Ltd.

Pursuant to the Offer to Exchange, I hereby tender all of my Eligible Options with respect to the applicable grant sp... me on this Election Form, I hereby represent and acknowledge the following to NICE-Systems Ltd. (the "Company")...

The Eligible Options tendered by ...

- I have full power and auth...
- The Company's acceptan... conditions of the Offer to E...
- If my Eligible Options are ... documentation evidencing ...
- If my Eligible Options are ...
  - will constitute a rig...
  - will be granted on ... the New Option or ...
  - will vest in accorda...
  - will be subject to th... forwarded to me a...

- I also acknowledge that I must be an "active" employee (as defined in the Offer to Exchange) of the Company from the date whe... tender options through and on the date when the New Options or New RSUs are granted in order to receive New Options or New RSUs. I further acknowledge that if I do not remain su... an employee, I will not receive any New Options or New RSUs or any other consideration for the options that I tender. If I terminate my employment with or without a good reason or a... terminated with or without cause or my employment is otherwise terminated, before the date when the New Options or New RSUs are granted, then I will not receive New Options or ...w RSUs in the offer.
- I also acknowledge that I must reside on the commencement and expiration date of this offer in Israel, Hong Kong, the Unite... States or the United Kingdom, to receive New Options or New RSUs.
- I also acknowledge that I may not receive New Options or New RSUs if the Company enters into a merger or similar trans...ion in which there is a change of control of the Company prior to the grant of the New Options or New RSUs.
- I recognize that as set forth in Section 6 of the Offer to Exchange, the Company may terminate or amend the offer and ...stpone its acceptance and cancellation of any and all options tendered for exchange.
- I understand that the Company has advised me to consult with my tax and financial advisors before deciding whether ... not to participate in this exchange offer with respect to the tax consequences of exchanging my Eligible Options.
- I understand that my participation in the offer is completely voluntary.
- I understand that participation in the offer does not confer upon me the right to remain employed by the Compan...

Yes, I wish to participate in the offer with respect to my Eligible Options listed below.. I have read the Inst...tions to the Election Form and wish to surrender for exchange all of my Eligible Options in relation to the particular grant listed below, subject to the terms and conditions of the Offer to Exch...ge dated June 23, 2009 (the "Offer to Exchange") and this Election Form. I understand that if NICE-Systems Ltd. accepts my surrendered Eligible Options, then all such Eligible Options will be d...med automatically surrendered by me. I understand that if my offer is accepted (i) I will have no right, title or interest to my surrendered Eligible Option(s), and any certificates, agreeme... or other documentation evidencing such option grant(s) shall be void and of no further effect, and (ii) if I reside in Hong Kong or the United Kingdom, I will receive a new option to purchase o... ordinary share for every three ordinary shares issuable upon the exercise of my surrendered options, or, if I reside in the United States, I will receive a restricted share unit to purchase one o...inary share for every three ordinary shares issuable upon the exercise of my surrendered options, subject to the terms and conditions of and as more fully explained in the Offer to Exchange ...nd this Election Form. In addition, I am making the above representations and acknowledgements to NICE-Systems Ltd., that form an integral part of this Election Form.

Grant Number	Grant Date dd/mm/yyyy	Outstanding	Exercise Price
9994	11/02/1999	95,000	33.0000

VALIDATE AND SUBMIT

For Non Israeli employees:

If you decide to accept the exchange offer simply
click on the “Validate and submit” button

NICE-SYSTEMS LTD.

ELECTION FORM– WEB SUBMISSION

A list of all of your options appears in the report available in your personal account with Tamir Fishman available at (http://www.tamirfishman.com). The list includes, to the extent applicable to you, (a) those options granted before September 1, 2008, that have an exercise price greater than $30.00 per [illegible] "Eligible Options"), and (b) all other options, if applicable (which options are not eligible for exchange). You may obtain your password from your Human Resources representative.

To validly surrender Eligible Options for exchange, you must properly submit the Election Form according [illegible] the Instructions at [illegible] end of this Election Form, and click "Validate and Submit" to indicate your acceptance of the offer. If you wish to participate in the offer you may accept this offer only [illegible] with respect to all of your listed Eligible Options on a grant-by-grant basis, with all or none of the options subject to each grant surrendered. If you exit from this page without clicking "Validate [illegible] Submit", you [illegible] NOT have made an election. The deadline for receipt of this Election Form is no later than 4:00 P.M., Eastern Daylight Time, on August 5, 2009.

INSTRUCTIONS - Windows Internet Explorer

INSTRUCTIONS

FORMING A PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Election Form. A properly completed and electronically submitted Election Form must be received by [illegible] Company via the Tamir Fishman website (http://www.tamirfishman.com) before the expiration date of the offer.

You may deliver this Election Form to the Company only through the electronic web submission procedure and the delivery will [illegible] deemed made only when actually received by the Company. In all cases, you should allow sufficient time to ensure timely delivery in the event that there are any unexpected interruptions.

You must elect to tender either all of your eligible options with respect to each particular grant or none of them. An election to su[illegible] withdrawn at any time prior to August 5, 2009. If the offer is extended by the Company beyond that time, you may withdraw your el[illegible] withdraw all options surrendered for exchange, you must either, submit a properly completed Electronic Notice of Withdrawal via the [illegible] complete a Paper Notice of Withdrawal and return it to Tzur Tamir by fax at +972-9-743-7488 prior to the expiration date of this offe[illegible] withdrawn will thereafter be deemed not properly surrendered for exchange for purposes of the offer, unless such withdrawn options [illegible] the offer by submitting a new Election Form.

The Company will not accept any alternative, conditional or contingent elections to surrender options for exchange. All employees surrendering options for exchange, by electronic execution of this Election Form, waive any right to receive any notice of the acceptance of their options for surrender, except as provided in the Offer to Exchange.

2. Surrender of Options for Exchange. You must elect to tender your Eligible Options on a grant-by-grant basis, with all or none of the options subject to each grant surrendered. You must surrender the full unexercised portion of each Eligible Option.

3. Electronic Execution of the Election Form. The Election Form should be submitted by the holder of the options. If this Election Form is submitted by a trustee, executor, administrator, guardian, attorney-in-fact or any other person acting in a fiduciary or representative capacity, then such person's full title and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted to, and approved by, the Company, prior to the electronic submission of this Election Form.

4. Requests for Assistance or Additional Copies. Any questions or requests for assistance or for additional copies of the Offer to Exchange or this Election Form may be directed to:

Tzur Tamir
Telephone: 09-775-2339
Email: tenderoffer@nice.com

5. Irregularities. Any questions as to the number of shares subject to options to be accepted for exchange, and any questions as to the validity (including eligibility and time of receipt), form and acceptance of any surrender of options for exchange will be determined by the Company in its sole discretion. The Company reserves the right to reject any or all options surrendered for exchange that the Company determines not to be in appropriate form or the acceptance of which would be unlawful. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity, provided that any such waiver would apply equally to each option holder. No surrender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with the surrender of options for exchange must be cured prior to the expiration of the offer. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in the surrender of options for exchange, and neither the Company nor any other person will incur any liability for failure to give any such notice.

6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

For form instructions please click
on the word “Instructions”

TAMIR FISHMAN
The Smart Way

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Exchange Plan - Windows Internet Explorer

Exchange Plan

NICE-SYSTEMS LTD.

NOTICE OF WITHDRAWAL – WEB SUBMISSION

If you previously elected to exchange your options granted before September 1, 2008 with an exercise price of greater than $30.00 per share (the "Eligible Options"), but you would like to change your decision and withdraw some or all of your grants of Eligible Options, you must submit this Notice of Withdrawal, for each grant with respect to which you previously submitted an Election Form, on or before 4:00 p.m., Eastern Daylight Time, on August 5, 2009, unless the offer is extended. If you have questions, please contact Tzur Tamir at +972-9-775-2339 or by email tenderoffer@nice.com.

To NICE-Systems Ltd.:

I previously received a copy of the Offer to Exchange, dated June 23, 2009 (the "Offer to Exchange") and an election form (the "Election Form"). I submitted the Election Form, in which I chose to accept NICE-Systems Ltd.'s offer to exchange my Eligible Options listed below. I now wish to withdraw all of the Eligible Options I surrendered for exchange and which are listed below (the "Withdrawn Option"). I understand that by submitting this Notice of Withdrawal, I will be withdrawing my previous acceptance of the offer and I will not be surrendering the grant of Eligible Options previously tendered for exchange as indicated below.

I understand that in order to withdraw, I must submit this Notice of Withdrawal to you on or before 4:00 p.m., Eastern Daylight Time, on August 5, 2009, or if NICE-Systems Ltd. extends the deadline to exchange Eligible Options, before the extended expiration of the offer. If I later choose to have the Withdrawn Options exchanged, I must submit a new election form, along with any other required documents, through the Offer to Exchange website at http://www.tamirfishman.com prior to the expiration of the offer.

By rescinding my election to NICE-Systems Ltd. to exchange the grant of Eligible Options listed below, I understand that I will not receive any new options or new restricted share units and I will keep my old options with respect to such grant (with the same exercise price as before). These options will continue to be governed by the incentive plan under which they were granted and the existing option grant documents between NICE-Systems Ltd. and me.

I do not wish you to exchange my Eligible Options listed below.

Grant Number	Grant Date dd/mm/yyyy	Outstanding	Exercise Price
9994	11/02/1999	95,000	33.0000 USD

VALIDATE AND SUBMIT

For non Israeli employees:

If you decide to withdraw your acceptance you can do so
by clicking “Validate And Submit” (per grant)

Glossary

Options: An award granted to the employee by the company that provides the employee with the right to purchase a share at a defined price (Exercise Price), subject to a vesting schedule and expiration date

Par Value Options: Option with an exercise price equal to the share Par Value of NIS 1.00 (~$0.25)

RSU: Restricted Share Unit– An award granted to the employee by the company that provides the right to purchase shares at a price of 1.00 NIS. The right to purchase shares is automatically executed upon each vesting event.

Grant Date: The date that the options/RSU’s were or will be awarded to the employee

Exercise Price: The price paid by the employee in order to purchase one share from the option/ RSU awarded

Vesting Date: The date on which a portion of the options/shares become exercisable based on the vesting schedule

Expiration Date: The date after which the options can no longer be exercised

Vested options/RSU’s: The quantity of options/RSU’s that have become exercisable into shares or the number of RSUs vested into shares in accordance with the grant vesting schedule.

Exercisable: The amount of vested options that can be exercised at a given time

Sellable: The amount of shares that can be sold at a given time

Outstanding: The total amount of options/RSU’s which have not yet been exercised or canceled (whether vested or not) or the amount of shares held by the grantees and not yet sold

Glossary

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Tax Glossary for Israel Employees

Section 102 Tax Rule:

If the “Minimum Trust Period” has been met:

1.

All the gains up to the “30-day Average Market Price” will be taxed as ordinary income at marginal income tax rates plus social security and National Health Insurance payments.

2.

The rest of the gains will be taxed at the Capital Gains Tax Rate.

If the “Minimum Trust Period” has not been met– The Capital Gains Tax Rate under section 102, will not apply and the employee will pay income tax, social security and National Health Insurance payments on the entire gain.

Section 102 Capital Gain Tax Route– The Company elected this route for its options granted from January 1, 2003.

Minimum Trust Period– 24 months from the grant date in which awards will be held by a trustee and which an Israeli tax resident must wait before disposing of shares under Section 102 Capital Gains in order to be entitled to the Capital Gains Tax Rate on certain portions of the gain. Violation of the holding requirements will cancel the Capital Gains tax benefit and result in paying income tax, social security and National Health Insurance payments, on the entire gain.

Capital Gains Tax Rate under section 102– Such tax rate is currently 25% and is used for grants under Section 102
Capital Gains Tax Route subject to the conditions set out therein.

30-Day Average Market Price– The average closing price per share of our ADSs on the Nasdaq Global Select Market during the 30 trading days prior to the Grant Date which will be used as the basis for calculating the element which may not benefit from the Capital Gains Tax Rate and will be taxed as an ordinary income.

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